Exhibit 99.1

Werner Enterprises Reports First Quarter 2025 Results

First Quarter 2025 Highlights (all metrics compared to first quarter 2024)

•Total revenues of $712.1 million, decreased $57.0 million, or 7%
•Operating loss was $5.8 million compared to $15.6 million operating income prior year; non-GAAP adjusted operating loss was $1.8 million compared to $18.6 million non-GAAP adjusted operating income prior year
•Operating margin of (0.8)%, decreased 280 basis points from 2.0%; non-GAAP adjusted operating margin of (0.3)%, decreased 270 basis points from 2.4%
•Diluted loss per share was $0.16 compared to diluted earnings per share of $0.10 prior year; non-GAAP adjusted diluted loss per share was $0.12 compared to non-GAAP adjusted diluted earnings per share of $0.13 prior year

OMAHA, Neb., April 29, 2025 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the first quarter ended March 31, 2025.

“First quarter results were below our expectations due to elevated insurance costs, extreme weather, a smaller fleet and changes in customer activity stemming from tariff-induced uncertainty. Despite these challenges, we are seeing strength in Dedicated with a streak of wins in new fleet contracts to be implemented in the coming quarters. One-Way Truckload revenue per total mile was up modestly for the third consecutive quarter, despite weather disruptions, increased deadhead, and network inefficiencies. Logistics improved operating income and margin with ongoing focus on cost management,“ said Derek Leathers, Chairman and CEO. “We are undertaking more aggressive restructuring efforts to drive out additional costs and to realize operational synergies from our technology investments. We are committed to driving growth in core business, expanding margins, increasing rates and maintaining strong operating cash flow.”

Total revenues for the quarter were $712.1 million, a decrease of $57.0 million compared to the prior year, due to a $49.3 million, or 9%, decrease in Truckload Transportation Services (“TTS”) revenues and a decline in Logistics revenues of $6.9 million, or 3%. A portion of the TTS revenue decline was due to $15.3 million lower fuel surcharge revenues. Net of trucking fuel surcharge revenues, consolidated total revenues decreased $41.6 million, or 6%, during the quarter.

Operating loss of $5.8 million decreased $21.4 million, while operating margin of (0.8)% declined 280 basis points from 2.0%. On a non-GAAP basis, adjusted operating loss of $1.8 million decreased $20.4 million. Adjusted operating margin of (0.3)% declined 270 basis points from 2.4%.

TTS had an operating loss of $0.9 million, a decrease of $21.8 million, and TTS had non-GAAP adjusted operating income of $2.0 million, a decrease of $20.7 million. Logistics operating loss improved $1.9 million, and Logistics had non-GAAP adjusted operating income of $0.7 million compared to $1.2 million non-GAAP adjusted operating loss prior year. Corporate and Other (including driving schools) operating loss increased $1.5 million.

Werner Enterprises, Inc. - Release of April 29, 2025

Net interest expense of $8.0 million increased $1.8 million primarily due to the impact of replacing lower-cost debt and interest rate swaps with higher-cost debt and interest rate swaps upon certain maturities in the second quarter of prior year and an increase in average debt outstanding. The effective income tax rate during the quarter decreased to 23.7%, compared to 32.9% in first quarter 2024 due to a higher amount of unfavorable discrete income tax items in prior year.

During first quarter 2025 we had gains on our strategic investments of $0.1 million compared to losses of $0.3 million in prior year. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Net loss attributable to Werner was $10.1 million compared to $6.3 million net income attributable to Werner prior year. On a non-GAAP basis, adjusted net loss attributable to Werner was $7.3 million compared to $8.5 million adjusted net income attributable to Werner prior year. Diluted loss per share was $0.16 compared to diluted earnings per share of $0.10 prior year. On a non-GAAP basis, adjusted diluted loss per share was $0.12 compared to adjusted diluted earnings per share of $0.13 prior year.

Key Consolidated Financial Metrics

	Three Months Ended March 31,
(In thousands, except per share amounts)	2025	2024	Y/Y Change
Total revenues	$712,114	$769,080	(7)%
Truckload Transportation Services revenues	$501,875	$551,126	(9)%
Werner Logistics revenues	$195,558	$202,482	(3)%
Operating income (loss)	$(5,832)	$15,588	(137)%
Operating margin	(0.8)%	2.0%	(280) bps
Net income (loss) attributable to Werner	$(10,098)	$6,312	(260)%
Diluted earnings (loss) per share	$(0.16)	$0.10	(264)%
Adjusted operating income (loss) (1)	$(1,803)	$18,591	(110)%
Adjusted operating margin (1)	(0.3)%	2.4%	(270) bps
Adjusted net income (loss) attributable to Werner (1)	$(7,333)	$8,535	(186)%
Adjusted diluted earnings (loss) per share (1)	$(0.12)	$0.13	(188)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $501.9 million decreased $49.3 million; trucking revenues, net of fuel surcharge, decreased 8% year over year
•Operating loss of $0.9 million decreased $21.8 million; non-GAAP adjusted operating income of $2.0 million decreased $20.7 million due largely to an $8.0 million increase in insurance and claims expense, a smaller fleet size, elevated technology spend and lower gains on the sale of property and equipment
•Operating margin of (0.2)% decreased 400 basis points from 3.8%; non-GAAP adjusted operating margin, net of fuel surcharge, of 0.4% decreased 430 basis points from 4.7%
•Average segment trucks in service totaled 7,415, a decrease of 520 trucks year over year, or 6.6%
•Dedicated unit trucks at quarter end totaled 4,835, or 65% of the total TTS segment fleet, compared to 5,080 trucks, or 65%, a year ago
•Average revenues per truck per week, net of fuel surcharge, decreased 1.4% for TTS

During first quarter 2025, Dedicated experienced net reduction in average trucks, down 7.1% year over year and down 53 trucks, or 1.1%, sequentially. Dedicated quarter-end fleet size was down 4.8% year over year and down 0.1% sequentially. Dedicated average revenues per truck per week, net of fuel

Werner Enterprises, Inc. - Release of April 29, 2025

surcharge, decreased 0.3% year over year. Dedicated won several fleet contracts from new and existing customers during the quarter to be implemented in late Q2 and early Q3. Customer retention is 87%. One-Way revenues per total mile, net of fuel surcharge, increased 0.3% year over year.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended March 31,
(In thousands)	2025	2024	Y/Y Change
Trucking revenues, net of fuel surcharge	$433,073	$469,879	(8)%
Trucking fuel surcharge revenues	57,640	72,983	(21)%
Non-trucking and other revenues	11,162	8,264	35%
Total revenues	$501,875	$551,126	(9)%
Operating income (loss)	$(916)	$20,840	(104)%
Operating margin	(0.2)%	3.8%	(400) bps
Operating ratio	100.2%	96.2%	400 bps
Adjusted operating income (1)	$1,964	$22,694	(91)%
Adjusted operating margin (1)	0.4%	4.1%	(370) bps
Adjusted operating margin, net of fuel surcharge (1)	0.4%	4.7%	(430) bps
Adjusted operating ratio (1)	99.6%	95.9%	370 bps
Adjusted operating ratio, net of fuel surcharge (1)	99.6%	95.3%	430 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $195.6 million decreased $6.9 million, or 3%
•Operating loss of $0.5 million improved $1.9 million; non-GAAP adjusted operating income was $0.7 million compared to $1.2 million non-GAAP adjusted operating loss prior year
•Operating margin of (0.2)% increased 100 basis points from (1.2)%; non-GAAP adjusted operating margin of 0.3% increased 90 basis points from (0.6)%

Truckload Logistics revenues (75% of Logistics revenues) decreased $7.6 million, or 5%, driven by a decrease in shipments and a decline in revenue per shipment. Brokerage volumes decreased year over year while Power Only volume increased over 8%, marking the ninth consecutive quarter of Power Only volume growth.

Intermodal revenues (14% of Logistics revenues) increased $3.5 million, or 14%, due to an increase in shipments, partially offset by lower revenue per shipment year over year.

Final Mile revenues (11% of Logistics revenues) decreased $2.8 million, or 12%, due to lower volumes in furniture and appliance vertical.

Logistics operating loss improved $1.9 million and non-GAAP adjusted operating income increased $1.9 million year over year in first quarter 2025.

Werner Enterprises, Inc. - Release of April 29, 2025

Key Werner Logistics Segment Financial Metrics

	Three Months Ended March 31,
(In thousands)	2025	2024	Y/Y Change
Total revenues	$195,558	$202,482	(3)%
Operating expenses:
Purchased transportation expense	167,158	172,487	(3)%
Other operating expenses	28,875	32,324	(11)%
Total operating expenses	196,033	204,811	(4)%
Operating income (loss)	$(475)	$(2,329)	80%
Operating margin	(0.2)%	(1.2)%	100 bps
Adjusted operating income (loss) (1)	$674	$(1,180)	157%
Adjusted operating margin (1)	0.3%	(0.6)%	90 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in first quarter 2025 was $29.4 million compared to $88.6 million in first quarter 2024, a decrease of 67%.

Net capital proceeds in first quarter 2025 were $7.6 million compared to net capital expenditures of $19.0 million in first quarter 2024. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, as well as in technology, our terminal network and our talent. The average ages of our truck and trailer fleets were 2.2 years and 5.4 years, respectively, as of March 31, 2025. Maintaining an industry-leading low-age, modern fleet improves our driver experience and results in more effective equipment maintenance, safety and fuel efficiency.

Gains on sales of property and equipment in first quarter 2025 were $2.8 million, or $0.03 per share, compared to $3.6 million, or $0.04 per share, in first quarter 2024. Year over year, we sold 37% fewer tractors and 5% fewer trailers, and realized lower average unit gains on tractors and improved average unit gains on trailers. Gains on sales of property and equipment are reflected as a reduction of other operating expenses in our income statement.

We did not repurchase shares of our common stock in first quarter 2025. As of March 31, 2025, we had 3.9 million shares remaining under our share repurchase authorization.

As of March 31, 2025, we had $52 million of cash and cash equivalents and $1.4 billion of stockholders’ equity. Total debt outstanding was $640 million at March 31, 2025 and $598 million at March 31, 2024. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of March 31, 2025 of $777 million.

Werner Enterprises, Inc. - Release of April 29, 2025

2025 Guidance Metrics and Assumptions

The following table summarizes our updated 2025 guidance assumptions:

	Prior (as of 2/6/25)	Actual (as of 3/31/25)	New (as of 4/29/25)
TTS truck count from beginning of year to end of year	1% to 5% (annual)	(0.1)% (1Q25)	1% to 5% (annual)
Net capital expenditures (proceeds)	$185M to $235M (annual)	($8M) (1Q25)	$185M to $235M (annual)
TTS Guidance
Dedicated RPTPW* growth	0% to 3% (annual)	(0.3)% (1Q25 vs. 1Q24)	0% to 3% (annual)
One-Way Truckload RPTM* growth	1% to 4% (1H25 vs. 1H24)	0.3% (1Q25 vs. 1Q24)	0% to 3% (2Q25 vs. 2Q24)
Assumptions
Effective income tax rate	25.0% to 26.0% (annual)	23.7% (1Q25)	25.0% to 26.0% (annual)
* Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of April 29, 2025

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss first quarter 2025 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on April 29, 2025 at approximately 6:00 p.m. CT through May 29, 2025 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 4742321. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2024 revenues of $3.0 billion, an industry-leading modern truck and trailer fleet, over 13,000 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of April 29, 2025

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025		2024
	$	%	$	%
Operating revenues	$712,114	100.0	$769,080	100.0
Operating expenses:
Salaries, wages and benefits	243,225	34.2	265,403	34.5
Fuel	63,092	8.9	77,622	10.1
Supplies and maintenance	60,040	8.4	61,775	8.0
Taxes and licenses	22,344	3.1	25,164	3.3
Insurance and claims	43,777	6.2	36,362	4.7
Depreciation and amortization	70,049	9.8	74,270	9.7
Rent and purchased transportation	206,142	28.9	203,925	26.5
Communications and utilities	4,357	0.6	4,706	0.6
Other	4,920	0.7	4,265	0.6
Total operating expenses	717,946	100.8	753,492	98.0
Operating income (loss)	(5,832)	(0.8)	15,588	2.0
Other expense (income):
Interest expense	9,537	1.3	7,948	1.0
Interest income	(1,492)	(0.2)	(1,685)	(0.2)
Loss on investments in equity securities	2	—	138	—
Loss (earnings) from equity method investment	(123)	—	133	—
Other	(368)	—	(261)	—
Total other expense, net	7,556	1.1	6,273	0.8
Income (loss) before income taxes	(13,388)	(1.9)	9,315	1.2
Income tax expense (benefit)	(3,167)	(0.5)	3,067	0.4
Net income (loss)	(10,221)	(1.4)	6,248	0.8
Net loss attributable to noncontrolling interest	123	—	64	—
Net income (loss) attributable to Werner	$(10,098)	(1.4)	$6,312	0.8
Diluted shares outstanding	62,072		63,727
Diluted earnings (loss) per share	$(0.16)		$0.10

Werner Enterprises, Inc. - Release of April 29, 2025

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	March 31, 2025	December 31, 2024
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$51,951	$40,752
Accounts receivable, trade, less allowance of $7,502 and $7,169, respectively	387,075	391,684
Other receivables	24,683	26,137
Inventories and supplies	12,984	14,183
Prepaid expenses	47,632	53,690
Other current assets	14,371	15,327
Total current assets	538,696	541,773
Property and equipment	2,893,125	2,941,495
Less – accumulated depreciation	1,026,277	1,007,259
Property and equipment, net	1,866,848	1,934,236
Goodwill	129,104	129,104
Intangible assets, net	73,889	76,407
Other non-current assets (1)	378,112	370,717
Total assets	$2,986,649	$3,052,237

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$113,360	$112,429
Current portion of long-term debt	—	20,000
Insurance and claims accruals	101,911	93,710
Accrued payroll	49,086	54,560
Accrued expenses	13,887	18,745
Other current liabilities	45,377	56,305
Total current liabilities	323,621	355,749
Long-term debt, net of current portion	640,000	630,000
Other long-term liabilities	54,582	66,173
Insurance and claims accruals, net of current portion (1)	237,039	236,923
Deferred income taxes	257,353	269,516
Total liabilities	1,512,595	1,558,361
Temporary equity - redeemable noncontrolling interest	37,821	37,944
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 61,924,797 and 61,850,434 shares outstanding, respectively	805	805
Paid-in capital	137,867	137,889
Retained earnings	1,934,007	1,952,775
Accumulated other comprehensive loss	(19,933)	(18,437)
Treasury stock, at cost; 18,608,739 and 18,683,102 shares, respectively	(616,513)	(617,100)
Total stockholders’ equity	1,436,233	1,455,932
Total liabilities, temporary equity and stockholders’ equity	$2,986,649	$3,052,237
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of March 31, 2025 and December 31,2024.

Werner Enterprises, Inc. - Release of April 29, 2025

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Capital expenditures (proceeds), net	$(7,566)	$19,035
Cash flow from operations	$29,370	$88,585
Return on assets (annualized)	(1.4)%	0.8%
Return on equity (annualized)	(2.8)%	1.6%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
Revenues
Truckload Transportation Services	$501,875	$551,126
Werner Logistics	195,558	202,482
Other (1)	18,223	18,953
Corporate	521	590
Subtotal	716,177	773,151
Inter-segment eliminations (2)	(4,063)	(4,071)
Total	$712,114	$769,080
Operating Income (Loss)
Truckload Transportation Services	$(916)	$20,840
Werner Logistics	(475)	(2,329)
Other (1)	(409)	(209)
Corporate	(4,032)	(2,714)
Total	$(5,832)	$15,588

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of April 29, 2025

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended March 31,
	2025	2024	% Chg
Truckload Transportation Services segment
Average trucks in service	7,415	7,935	(6.6)%
Average revenues per truck per week (1)	$4,493	$4,555	(1.4)%
Total trucks (at quarter end)
Company	7,135	7,535	(5.3)%
Independent contractor	305	275	10.9%
Total trucks	7,440	7,810	(4.7)%
Total trailers (at quarter end)	24,930	27,650	(9.8)%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$154,421	$168,837	(8.5)%
Average trucks in service	2,632	2,786	(5.5)%
Total trucks (at quarter end)	2,605	2,730	(4.6)%
Average percentage of empty miles	16.01%	14.90%	7.4%
Average revenues per truck per week (1)	$4,513	$4,661	(3.2)%
Average % change YOY in revenues per total mile (1)	0.3%	(5.1)%
Average % change YOY in total miles per truck per week	(3.5)%	11.3%
Average completed trip length in miles (loaded)	576	591	(2.5)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$278,652	$301,042	(7.4)%
Average trucks in service	4,783	5,149	(7.1)%
Total trucks (at quarter end)	4,835	5,080	(4.8)%
Average revenues per truck per week (1)	$4,482	$4,497	(0.3)%
Werner Logistics segment
Average trucks in service	20	26	(23.1)%
Total trucks (at quarter end)	22	21	4.8%
Total trailers (at quarter end)	3,200	3,115	2.7%
Total containers (at quarter end)	200	—	N/A
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income (loss); non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of April 29, 2025

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025		2024
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(5,832)	(0.8)%	$15,588	2.0%
Non-GAAP adjustments:
Insurance and claims (2)	1,511	0.2%	485	0.1%
Amortization of intangible assets (3)	2,518	0.3%	2,518	0.3%
Non-GAAP adjusted operating income (loss) and non-GAAP adjusted operating margin	$(1,803)	(0.3)%	$18,591	2.4%

	Three Months Ended March 31,
	2025		2024
Non-GAAP Adjusted Net Income (Loss) Attributable to Werner and Non-GAAP Adjusted Diluted Earnings (Loss) Per Share (1)	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to Werner and diluted earnings (loss) per share – (GAAP)	$(10,098)	$(0.16)	$6,312	$0.10
Non-GAAP adjustments:
Insurance and claims (2)	1,511	0.02	485	0.01
Amortization of intangible assets, net of amount attributable to noncontrolling interest (3)	2,346	0.04	2,346	0.04
Loss on investments in equity securities (4)	2	—	138	—
Loss (earnings) from equity method investment (5)	(123)	—	133	—
Income tax effect of above adjustments (6)	(971)	(0.02)	(879)	(0.02)
Non-GAAP adjusted net income (loss) attributable to Werner and non-GAAP adjusted diluted earnings (loss) per share	$(7,333)	$(0.12)	$8,535	$0.13

	Three Months Ended March 31,
	2025	2024
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$
Operating revenues – (GAAP)	$712,114	$769,080
Non-GAAP adjustment:
Trucking fuel surcharge (7)	(57,640)	(72,983)
Non-GAAP Operating revenues, net of fuel surcharge	$654,474	$696,097

Werner Enterprises, Inc. - Release of April 29, 2025

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(916)	(0.2)%	$20,840	3.8%
Non-GAAP adjustments:
Insurance and claims (2)	1,511	0.3%	485	0.1%
Amortization of intangible assets (3)	1,369	0.3%	1,369	0.2%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$1,964	0.4%	$22,694	4.1%

	Three Months Ended March 31,
	2025		2024
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$502,791	100.2%	$530,286	96.2%
Non-GAAP adjustments:
Insurance and claims (2)	(1,511)	(0.3)%	(485)	(0.1)%
Amortization of intangible assets (3)	(1,369)	(0.3)%	(1,369)	(0.2)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$499,911	99.6%	$528,432	95.9%

	Three Months Ended March 31,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2025	2024
	$	$
Operating revenues – (GAAP)	$501,875	$551,126
Less: Trucking fuel surcharge (7)	(57,640)	(72,983)
Operating revenues, net of fuel surcharge – (Non-GAAP)	444,235	478,143
Operating expenses – (GAAP)	502,791	530,286
Non-GAAP adjustments:
Trucking fuel surcharge (7)	(57,640)	(72,983)
Insurance and claims (2)	(1,511)	(485)
Amortization of intangible assets (3)	(1,369)	(1,369)
Non-GAAP adjusted operating expenses, net of fuel surcharge	442,271	455,449
Non-GAAP adjusted operating income	$1,964	$22,694
Non-GAAP adjusted operating margin, net of fuel surcharge	0.4%	4.7%
Non-GAAP adjusted operating ratio, net of fuel surcharge	99.6%	95.3%
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2025		2024
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$195,558	100.0%	$202,482	100.0%
Non-GAAP adjustment:
Purchased transportation expense (8)	(167,158)	(85.5)%	(172,487)	(85.2)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$28,400	14.5%	$29,995	14.8%

Werner Enterprises, Inc. - Release of April 29, 2025

	Three Months Ended March 31,
	2025		2024
Non-GAAP Adjusted Operating Income (Loss) and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(475)	(0.2)%	$(2,329)	(1.2)%
Non-GAAP adjustments:
Amortization of intangible assets (3)	1,149	0.5%	1,149	0.6%
Non-GAAP adjusted operating income (loss) and non-GAAP adjusted operating margin	$674	0.3%	$(1,180)	(0.6)%

(1) Non-GAAP adjusted operating income (loss); non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income (loss); GAAP operating margin; GAAP net income (loss) attributable to Werner; GAAP diluted earnings (loss) per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized, excluding months where the plaintiffs requested an extension of time to respond to our petition for review. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(4) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(5) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

(6) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2024 has been updated to reflect the annual incremental income tax rate.

(7) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

(8) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.